                                                                EXHIBIT (d)(10)

                      THE UNITED STATES INSURANCE COMPANY
                            IN THE CITY OF NEW YORK

                        MONTHLY GUARANTEE PREMIUM RIDER
          GUARANTEE PERIOD: TO THE POLICY ANNIVERSARY NEAREST AGE 100

This rider has been issued and made a part of the policy to which it is attached.

AGE 100 MONTHLY GUARANTEE PREMIUM (MGP). (ONLY APPLICABLE IF DEATH BENEFIT OPTION 1 OR 2 IS IN EFFECT). The Age 100 MGP for the Initial Specified Amount and any benefit riders in force on the Date of Issue is shown on the Policy Schedule. The Age 100 Guarantee Period begins on the Date of Issue of the policy to which this rider is attached, and continues to the policy anniversary nearest the Insured's age 100. The policy to which this rider is attached will not terminate on a Monthly Deduction Day during the Age 100 Guarantee Period if, on such Monthly Deduction Day, the sum of premiums paid equals or exceeds:

    1. The sum of the Age 100 MGPs from the Date of Issue, including the current month; plus

    2. Any partial surrenders and any increase in the loan amount since the start of the period.

IF THE AGE 100 MGP REQUIREMENTS ARE NOT MET ON A MONTHLY DEDUCTION DAY the guarantee will remain in force during the 61-day period that follows. This 61-day period is called the Age 100 MGP Grace Period. If the amount required to keep the guarantee in force is not paid by the end of the Age 100 MGP Grace Period, this rider will terminate and cannot be reinstated. We will:

1. Give You at least 31 days notice prior to the end of the Age 100 MGP Grace Period that the rider is in the Age 100 MGP Grace Period. Such 31 days prior notice will be sent to You at Your last known address, and to the assignee of record, if any; and

2. Advise You of the amount of premium required to prevent this rider from terminating.

If the Monthly Guarantee Premium has been paid as required, the policy's Accumulation Value will never be less than zero.

IF THE POLICY HAS AN ADDITIONAL RIDER DESIGNED TO PREVENT LAPSING. Before allowing the policy to lapse, We will review the terms of any other riders attached to the policy that would prevent lapsing.

CHANGES. While this rider is in force, the Age 100 MGP will be recalculated if:

1. The Specified Amount is increased or decreased;

2. A benefit rider is increased, decreased, added or removed;

3. There is a change in Premium Class; or

4. There is a change in the Death Benefit Option.

These changes will not affect the Age 100 Guarantee Period then in effect, if any.

RIDER COST. The monthly cost for this rider will be calculated on each Monthly Deduction Day based on the policy's Net Amount at Risk. Guaranteed cost of insurance rates are shown in the Table of Guaranteed Monthly Cost of Insurance Rates on the following page. We may use monthly costs that are lower than the guaranteed costs.

REINSTATEMENT. This rider cannot be reinstated once it has been terminated.

04700N                              Page 1

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RIDER TERMINATION. This rider will terminate on the earliest of the following:

1. Termination of the policy to which this rider is attached;

2. Failure to pay the required Age 100 MGPs before the end of the Age 100 MGP Grace Period;

3. Expiry of the Age 100 Guarantee Period; and

4. At the end of the policy month in which We receive Your Written request for termination of this rider.

CONSIDERATION. The consideration for this rider is the application for the base policy and this rider, and payment of the first premium for the base policy.

POLICY PROVISIONS APPLICABLE. This rider is subject to the provisions of the policy to which it is attached except as provided in this rider.

The effective date of this rider is the Date of Issue of the policy.


                                                  /s/
                                                  ------------------------------
                                                  President

04700N                              Page 2

              TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                       PER $1,000 OF NET AMOUNT AT RISK

ISSUE AGE                                RATE
---------                                ----
0....................................... 0.024
1....................................... 0.024
2....................................... 0.024
3....................................... 0.024
4....................................... 0.024
5....................................... 0.024
6....................................... 0.024
7....................................... 0.024
8....................................... 0.024
9....................................... 0.024
10...................................... 0.024
11...................................... 0.024
12...................................... 0.024
13...................................... 0.024
14...................................... 0.024
15...................................... 0.024
16...................................... 0.024
17...................................... 0.024
18...................................... 0.024
19...................................... 0.024
20...................................... 0.024
21...................................... 0.024
22...................................... 0.024
23...................................... 0.024
24...................................... 0.024
25...................................... 0.024
26...................................... 0.025
27...................................... 0.026
28...................................... 0.028
29...................................... 0.029
30...................................... 0.030
31...................................... 0.031
32...................................... 0.032
33...................................... 0.034
34...................................... 0.035
35...................................... 0.036
36...................................... 0.038
37...................................... 0.041
38...................................... 0.043
39...................................... 0.046
40...................................... 0.048
41...................................... 0.050
42...................................... 0.053
43...................................... 0.055
44...................................... 0.058
45...................................... 0.060
46...................................... 0.062
47...................................... 0.065
48...................................... 0.067
49...................................... 0.070
50...................................... 0.072
51...................................... 0.074
52...................................... 0.077
53...................................... 0.079
54...................................... 0.082
55...................................... 0.084
56...................................... 0.085
57...................................... 0.086
58...................................... 0.088
59...................................... 0.089
60...................................... 0.090
61...................................... 0.091
62...................................... 0.092
63...................................... 0.094
64...................................... 0.095
65...................................... 0.096
66...................................... 0.096
67...................................... 0.096
68...................................... 0.096
69...................................... 0.096
70...................................... 0.096
71...................................... 0.096
72...................................... 0.096
73...................................... 0.096
74...................................... 0.096
75...................................... 0.096
76...................................... 0.096
77...................................... 0.096
78...................................... 0.096
79...................................... 0.096
80...................................... 0.096
81...................................... 0.096
82...................................... 0.096
83...................................... 0.096
84...................................... 0.096
85...................................... 0.096
86...................................... 0.096
87...................................... 0.096
88...................................... 0.096
89...................................... 0.096
90...................................... 0.096

04700N                              Page 3